UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 3, 2008

Commission File Number: 333-146802

MANTRA VENTURE GROUP LTD.

(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

1205 – 207 West Hastings Street
Vancouver, British Columbia, V6B 1H7
(Address of principal executive offices)

(604) 609 2898
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01  Other Events

On October 14, 2008, a majority of the shareholders of Mantra Venture Group Ltd. (the “Company”) resolved to continue the Company’s jurisdiction of incorporation from the State of Nevada, USA into the Province of British Columbia, Canada under the Business Corporations Act (British Columbia) and authorized the Board to make the necessary filings.

On October 29, 2008, the Board of Directors approved the continuation along with Articles and Plan of Conversion, which were filed with the State of Nevada shortly thereafter.  As soon as the Certificate of Conversion is received, the Company will file the requisite documents with the BC Registrar of Companies and await approval before the action will become effective.

On October 29, 2008, the Company also approved the continuation of its wholly owned subsidiary, Mantra Energy Alternatives Ltd. from the State of Nevada into the province of British Columbia.

The Management of the Company believes that the change of jurisdiction will give the Company better access to government funding and tax incentive programs available to the Companies performing R&D activities in the province of British Columbia.

The continuation is not a reorganization, amalgamation or merger and does not alter shareholdings of Mantra’s shareholders.  The CUSIP number for the common shares of the Company will remain the same after the continuation.

Item 9.01 Exhibits

(c) Exhibits. The following exhibits are included as part of this report:

Exhibit Number	Exhibit description
2.1	Plan of Conversion of Mantra Venture Group Ltd. from a Nevada Corporation into a British Columbia Corporation dated October 29, 2008
3.1	Articles of Conversion of Mantra Venture Group Ltd. dated October 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 3, 2008	MANTRA VENTURE GROUP LTD.
By: /s/ Larry Kristof
Larry Kristof
Director, President and Chief Executive Officer